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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statements on Form S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181, and 333-08161), Registration Statements on Form
S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, and
333-08573), and Registration Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627,
333-14115, and 333-14613), of our report dated March 18, 1996, on our audit of the balance sheet of Jennings Environmental Services, Inc. (an S corporation) as of December 31, 1995 and the related statements of income and changes in stockholders' equity and the statement of cash flows for the year then ended, which is included in this Current Report on Form 8-K/A.

                                       BLAKE, KUEHLER, BABIONE & POOL

Orlando, Florida
November 13, 1996